                                                                    Exhibit 10.7

                             EMPLOYMENT AGREEMENT
                             --------------------


     EMPLOYMENT AGREEMENT (the "Agreement") entered into as of December 31, 1996, by and between Orthovita, Inc., a Pennsylvania corporation (the "Company"), and David S. Joseph, an employee of the Company ("Executive").

     WHEREAS, the Company wishes to continue to employ Executive as its President and Chief Executive Officer, and both parties desire to enter into an employment agreement to reflect Executive's position with the Company upon the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Employment.  The Company hereby continues to employ Executive as its
          ----------
President. Executive hereby accepts such employment and agrees to perform his duties and responsibilities, in accordance with the terms, conditions and provisions hereinafter set forth.

     1.1. Employment Term.  The term of Executive's employment under this
          ---------------
Agreement (the "Employment Term") shall commence as of the date hereof (the "Effective Date") and shall continue until December 31, 1999, unless terminated prior thereto in accordance with Section 5 or unless extended prior thereto in the event a Change of Control in accordance with Section 6.

     1.2. Duties and Responsibilities.  Executive shall serve as the Company's
          ---------------------------
President and Chief Executive Officer and in such other senior positions, if any, to which he may be elected by the Board of Directors of the Company (the "Board") during the Employment Term. During the Employment Term, Executive shall perform all duties and accept all responsibilities incident to, and not inconsistent with, such positions as may be reasonably assigned to him by the Board.

     1.3. Extent of Service.  During the Employment Term, Executive agrees to
          -----------------
use his best efforts to carry out his duties and responsibilities under Section
1.2 hereof and, consistent with the other provisions of this Agreement, to devote substantially all his business time, attention and energy thereto except to the extent required by Executive's outside board directorships, civic or charitable activities. Except for positions held on the date of this Agreement, Executive agrees not to become engaged in any other business, civic or charitable activity which, in the Board's reasonable judgment, is likely to interfere materially with his ability to discharge his duties and responsibilities to the Company.

     1.4. Base Salary.  For all the services rendered by Executive hereunder,
          -----------
the Company shall pay Executive a base salary ("Base Salary"), commencing on the March 1, 1997, at the annual rate of $225,000, payable in installments at such times as the Company customarily pays its other senior level executives (but in any event no less often than monthly). Executive's Base

Salary, for each fiscal year of the Company commencing after December 31, 1997, shall be reviewed and may be appropriately increased by the Company's Board pursuant to its normal performance review policies for senior level executives.

     1.5. Retirement and Benefit Coverages.  During the Employment Term,
          --------------------------------
Executive shall be entitled to participate in all employee pension and retirement plans and programs and welfare benefit plans and programs that are available to the Company's senior level executives as a group or to its employees generally, as such retirement plans or benefit coverages may be in effect from time to time. In addition, Executive shall be entitled to the Company's regular holiday and vacation policy and any other executive perquisites provided by the Company to its senior level executives.

     1.6. Life Insurance.  During the Employment Term, the Company shall
          --------------
maintain, under an arrangement satisfactory to the Company, $3,000,000 of life insurance on the life of Executive. Executive shall have the right to designate the beneficiary of such insurance policy. The Company may maintain term life insurance, whole life insurance or such other form of insurance as it deems appropriate.

     1.7. Incentive Programs.  Executive shall be entitled to participate in any
          ------------------
short-term or long-term incentive compensation programs established by the Company for its senior level executives generally. Payments under such programs shall depend upon achievement of certain business and individual performance targets specified and approved by the Board; provided, however, that Executive's "target opportunity" under any such program shall be at least at the highest level of target award for any other senior level executive.

     2.   Confidential Information.  Executive recognizes and acknowledges that,
          ------------------------
by reason of his employment by and service to the Company before, during and, if applicable, after the Employment Term, he has had and will continue to have access to certain confidential and proprietary information relating to the Company's business, which may include, but is not limited to, trade secrets, trade "know-how", customer information, supplier information, cost and pricing information, marketing and sales techniques, strategies and programs, computer programs and software and financial information (collectively referred to as "Confidential Information"). Executive acknowledges that such Confidential Information is a valuable and unique asset of the Company and Executive covenants that he will not at any time during the course of his employment use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with Executive's good faith belief as to the proper performance of his duties for the Company. Executive also covenants that, at any time after the termination of his employment, directly or indirectly, he will not use any Confidential Information for any purpose or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Executive or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or over Executive or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information, in which case Executive will inform the Company in writing promptly of such required disclosure.

     3.   Non-Competition; Non-Solicitation.
          ---------------------------------

          (a) During his employment by the Company and for a period of two years thereafter, or, if longer, for the period during which Executive receives payments from the Company under Section 5, Executive will not, except with the prior written consent of the Board, directly or indirectly own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit his name to be used in connection with, any business or enterprise that is engaged in a geographic area in which the Company or any of its affiliates is operating either during the Employment Term or on the date Employee's employment terminates, as applicable, (whether or not such business is physically located within those areas) (the "Geographic Area"), in any business that is competitive to a business from which the Company or any of its affiliates derive at least five percent of its respective gross revenues either during the Employment Term or on the date Executive's employment terminates, as applicable. It is recognized by Employee that the business of the Company and its affiliates and Executive's connection therewith is or will be involved in activity throughout the Geographic Area, and that more limited geographical limitations on this non-competition covenant are therefore not appropriate.

          (b) The foregoing restrictions shall not be construed to prohibit the ownership by Executive of less than five percent of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), provided that such ownership represents a passive investment and that neither Executive nor any group of persons including Executive in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

          (c) Executive further covenants and agrees that, during his employment by the Company and for the period of two years thereafter, or, if longer, for the period during which Executive receives payments from the Company under
Section 5, Executive will not personally solicit for another business or enterprise any customer that was a customer of the Company or any of its affiliates during the Employment Term or on the date on which Executive's employment terminates or any person who is a managerial or higher level employee of the Company at the time of Executive's termination. The foregoing covenant of Executive shall not apply to any person after twelve months have elapsed subsequent to the date on which such person's employment by the Company has terminated.

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

     4.   Equitable Relief.
          ----------------

          (a) Executive acknowledges and agrees that the restrictions contained in Sections 2 and 3 are reasonable and necessary to protect and preserve the legitimate interests, properties, goodwill and business of the Company, that the Company would not have entered into this Agreement in the absence of such restrictions and that irreparable injury will be suffered by the Company should Executive breach any of the provisions of those Sections. Executive represents and acknowledges that (i) he has been advised by the Company to consult his own legal counsel in respect of this Agreement, and (ii) he has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with his counsel.

          (b) Executive further acknowledges and agrees that a breach of any of the restrictions in Sections 2 and 3 cannot be adequately compensated by monetary damages. Executive agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Sections 2 or 3 hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of Sections 2 or 3 hereof should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, it is the intention of the parties that the provision shall be amended to the extent of the maximum time, geographic, service, or other limitations permitted by applicable law, that such amendment shall apply only within the jurisdiction of the court that made such adjudication and that the provision otherwise be enforced to the maximum extent permitted by law.

          (c) Executive irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement, including, without limitation, any action commenced by the Company for preliminary and permanent injunctive relief and other equitable relief, may be brought in the United States District Court for the Eastern District of Pennsylvania, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Chester County, Pennsylvania, (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection which Executive may have to the laying of venue of any such suit, action or proceeding in any such court. Executive also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 12 hereof.

     5.   Termination.  The Employment Term shall terminate upon the occurrence
          -----------
of any one of the following events:

     5.1. Disability.  The Company may terminate the Employment Term in
          ----------
compliance with applicable law, if Executive is unable substantially to perform his duties and responsibilities hereunder to the full extent required by the Board by reason of illness, injury or incapacity for six consecutive months, or for more than nine months in the aggregate during any period of twelve calendar months (a "Disability"); provided, however, that the Company shall continue to pay Executive his Base Salary until the Company acts to terminate the Employment Term. In addition, in the event Executive executes (and does not revoke) a written release upon incurring a Disability (such release to be effective only if the Company executes such release), substantially in the form attached hereto as Annex 1, as to all claims specified in Section 5.4(b) below (the "Release"), Executive shall be entitled to receive all amounts and benefits to the same extent and at the same time as specified in
Section 5.4(b), offset by any amounts Executive receives under any long term disability program maintained by the Company. Otherwise, the Company shall have no further liability or obligation to Executive for compensation under this Agreement. In the event of any dispute under this Section 5.1 and to the extent determined by the Board to be job-related and consistent with business necessity, Executive shall submit to a physical examination by a licensed physician selected by the Board and approved by Executive, such approval not to be unreasonably withheld.

     5.2. Death.  The Employment Term shall terminate in the event of
          -----
Executive's death. In such event, the Company shall pay to Executive's executors, legal representatives or administrators, as applicable, an amount equal to the installment of his Base Salary set forth in Section 1.4 hereof for the month in which he dies. If Executive dies while an employee of the Company,
(i) Executive's estate or designated beneficiary shall be entitled to receive the proceeds of the life insurance policy described in Sections 1.6 and (ii) has been met by March 15, 1997, but the bonus described in Section 1.7(a) has not yet been paid, the Company shall pay the bonus described in Section 1.7(a) to Executive's estate. Otherwise, the Company shall have no further liability or obligation under this Agreement to his executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him.

     5.3. Cause.  The Company may terminate the Employment Term at any time for
          -----
"cause" upon 30 days' written notice to Executive, in which event all payments under this Agreement shall cease, except for (i) Base Salary to the extent already earned and a payment equal to any unused vacation, which shall be paid in a single lump sum on the day the Employment Term terminates, and (ii) any other benefits in accordance with the terms of any applicable plans and programs of the Company. For purposes of this Agreement, Executive's employment may be terminated for "cause" if (i) Executive is convicted of a felony, (ii) in the reasonable determination of the Board, Executive has committed an intentional act of fraud, embezzlement, or theft in connection with Executive's duties in the course of his employment with the Company, or engaged in gross mismanagement or gross negligence in the course of his employment with the Company or (iii) Executive intentionally breached his obligations under this Agreement, including inattention to or neglect of duties and shall not have remedied such breach within 30 days after receiving written notice from the Board specifying the details thereof; provided, however, that in any case under this clause (iii), the act or failure to act by Executive is materially harmful to the business of the Company. For purposes of this Agreement, an act or omission on the part of Executive shall be deemed "intentional" only if it was done by Executive in bad faith, not merely an error in judgment, and without reasonable belief that the act or omission was in the best interest of the Company.

     5.4. Termination Without Cause.
          -------------------------

          (a) The Company may remove Executive, at any time, without cause, from the position in which he is employed hereunder (in which case the Employment Term shall be deemed to have ended) upon not less than 30 days' prior written notice to Executive; provided, however, that, in the event that such notice is given, Executive shall be under no obligation to render any additional services to the Company and shall be allowed to seek other employment. Upon any such removal, except as provided in Section 5.4(b) below, Executive shall be entitled to receive, as liquidated damages for the failure of the Company to continue to employ Executive, only the amount due to Executive under the Company's then-current severance pay plan for employees and (i) Base Salary to the extent already earned and a payment equal to any unused vacation, which shall be paid in a single lump sum on the day the Employment Term ends, and (ii) any other benefits in accordance with the terms of any applicable plans and programs of the Company. No other payments or benefits shall be due under this Agreement to Executive, but Executive shall be entitled to any other benefits in accordance with the terms of any applicable plans and programs of the Company.

          (b) Notwithstanding the foregoing, upon such removal, in the event that Executive executes (and does not revoke) the Release as to any and all claims against the Company and all related parties with respect to all matters arising out of Executive's employment by the Company (other than any indemnification rights, or all entitlements under the terms of this Agreement or under any other plans or programs of the Company in which he participated and under which he has accrued a benefit or continues to have rights), and the termination thereof, Executive shall be entitled to receive, commencing on the eighth day following the execution of the Release by Executive, in lieu of the payment described in subsection (a) hereof, which Executive agrees to waive, as liquidated damages for the failure of the Company to continue to employ Executive, (i) continuation for two years of Executive's Base Salary in
                                ---------
accordance with Section 1.4 (without regard to Executive's removal), (ii) any other amounts earned, vested, or owing but not yet paid under Section 1 above,
(iii) a pro-rata portion of any incentive compensation to the extent such amount would have been earned in accordance with the terms of such programs specified in Section 1.7 above for the then current fiscal year of the Company, (iv) a payment equal to any unused vacation, and (v) any other benefits in accordance with the terms of any applicable plans and programs of the Company. The Company shall have no further liability or obligation to Executive for compensation under this Agreement.

     5.5. Constructive Termination Without Cause.
          --------------------------------------

          (a) Resignation by Executive for good reason ("Constructive Termination Without Cause") shall mean a termination of Executive's employment at his initiative following the occurrence, without Executive's written consent, of (i) a material diminution in Executive's duties, responsibilities, authority, or status, or a failure of Executive to have a position reporting directly to the Board, (ii) a reduction in any amount of Executive's Base Salary, (iii) the assignment to Executive of duties or obligations which are materially inconsistent with the duties, responsibilities, authority, or status of his position as defined in Section 1.2 above or which materially impair Executive's ability to function in his then current position, or (iv) a failure of the Company to comply with any of the material terms of this Agreement.

          (b) In the event of a Constructive Termination Without Cause, if Executive executes (and does not revoke) the Release as to all claims specified in Section 5.4(b), Executive shall be entitled to receive all amounts and benefits to the same extent and at the same time as specified in Section 5.4(b). In the event Executive refuses to execute the Release (or revokes the Release), he shall receive only the amounts and benefits to the same extent and at the same time as specified in Section 5.4(a).

          (c) Prior to resigning under this Section, Executive shall give written notice to the Board and offer a 30-day period for the Company to cure. If no cure has been effected by the end of the applicable cure period, Executive may resign immediately in accordance with the provisions of subsections (a) and
(b) above.

     5.6. Voluntary Termination.  Executive may voluntarily terminate the
          ---------------------
Employment Term upon 30 days' prior written notice for any reason. In such event, Executive shall be entitled only to (i) Base Salary to the extent already earned and a payment equal to any unused vacation, which shall be paid in a single lump sum on the day the Employment Term terminates, and (ii) any other benefits in accordance with the terms of any applicable plans and programs of the Company. A voluntary termination under this Section 5.6 shall not be deemed a breach of this Agreement.

     5.7. Termination at December 31, 1999.  Notwithstanding Section 5.6, if (i)
          --------------------------------
the Employment Term shall not have been terminated prior to December 31, 1999 pursuant to the foregoing provisions of this Section 5 and Executive and the Company cannot reach a mutually acceptable agreement in respect of the continuation of Executive's employment after December 31, 1999, (ii) Executive voluntarily terminates his employment with the Company at December 31, 1999, and
(iii) Executive executes (and does not revoke) the Release described in Section 5.4(b), the Company shall pay to Executive as severance compensation the amounts described in Section 5.4(b), but with Executive's Base Salary to continue under
Section 5.4(b)(i) for one year after termination of employment.  The payments
                      --------
under this Section 5.7 shall be made in lieu of the payments described in
Section 5.6, which Executive agrees to waive. In the event Executive refuses to execute the Release (or revokes the Release), Executive shall receive only amounts and benefits to the same extent and at the same time as specified in
Section 5.6.

     6.   Change of Control.
          -----------------

          (a) If a Change of Control (as defined below) occurs during the Employment Term, the Employment Term shall automatically be extended to the date that is two years after the effective date of the Change of Control, subject to
        ---------
the provisions of subsection (b) below.

          (b) Notwithstanding anything in this Agreement to the contrary, if it shall be determined that any payment or distribution by the Company to or for the benefit of Executive pursuant to the terms of this Agreement or otherwise (a "Payment") would constitute an "excess parachute payment" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and that it would be economically advantageous to the Company to reduce the Payment to avoid or reduce the taxation of excess parachute payments under Section 4999 of the Code, the aggregate present value of the amounts payable or distributable to or for the benefit of Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be subject to taxation under Section 4999 of the Code. For purposes of this Section 6, present value shall be determined in accordance with Section 280G(d)(4) of the Code. The calculations under this Section 6(b) shall be made as follows:

          (i) All determinations to be made under this Section 6(b) shall be made by the Company's independent public accounting firm as in effect immediately prior to the Change of Control (the "Accounting Firm"), which firm shall provide its determinations and any supporting calculations to the Company and Executive within 10 days of the event that gives rise to the "excess parachute payment." Any such determination by the Accounting Firm shall be binding upon the Company and Executive. Executive shall in his sole discretion determine which and how much of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this Section 6(b). Within five days after Executive's determination, the Company shall pay (or cause to be paid) or distribute (or cause to be distributed) to or for the benefit of Executive such amounts as are then due to Executive under this Agreement.

          (ii) As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Agreement Payments will have been made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments which have not been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. Within two years after the event that gives rise to the "excess parachute payment," the Accounting Firm shall review the determination made by it pursuant to the preceding paragraph. If the Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to Executive which Executive shall repay to the Company, together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code (the "Federal Rate"); provided, however, that no amount shall be payable by Executive to the Company if and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Accounting Firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive, together with interest at the Federal Rate.

          (iii) All of the fees and expenses of the Accounting Firm in performing the determinations referred to in subsections (i) and (ii) above shall be borne solely by the Company. The Company agrees to indemnify and hold harmless the Accounting Firm from any and all claims, damages and expenses resulting from or relating to its determinations pursuant to subsections (i) and
(ii) above, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of the Accounting Firm.

          (iv) The limitations of this Section 6(b) shall only apply if payments under this Agreement are subject to Section 280G at the time of the Change of Control. If payments under this Agreement would not be subject to
Section 280G if the shareholders of the Company approved the payments, the Company shall use its best efforts to procure the necessary shareholder approval of the payments in a timely manner. If the shareholders approve the payments so that Section 280G does not apply, the Company shall make payments under this Agreement without regard to this Section 6(b).

      (c) A "Change of Control" shall be deemed to have occurred under this Agreement if:

          (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than a person who is a shareholder of the Company as of the effective date of this Agreement) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; or

          (ii) The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

   7. Survivorship.  The respective rights and obligations of the parties
      ------------
hereunder shall survive any termination of Executive's employment and the Employment Term to the extent necessary to the intended preservation of such rights and obligations.

     8.   Mitigation and Offsets.  Executive shall be required to mitigate the
          ----------------------
amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise and there shall be offset against amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain. The Company's obligations to make payments under this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against Executive or others.

     9.   Arbitration; Expenses.  In the event of any dispute under the
          ---------------------
provisions of this Agreement other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in the City of Philadelphia, Pennsylvania in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, before a panel of three arbitrators, two of whom shall be selected by the Company and Executive, respectively, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. If Executive prevails on any material issue which is the subject of such arbitration or lawsuit, the Company shall be responsible for all of the fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration as well as Executive's reasonable legal fees and expenses. The arbitrators shall, in any other event, determine who shall pay Executive's legal fees and expenses.

     10.  No Attachment.  Except as required by law, no right to receive
          -------------
payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that nothing in this Section shall preclude the assumption of such rights by executors, administrators or other legal representatives of Executive or his estate and their assigning any rights hereunder to the person or persons entitled thereto.

     11.  Source of Payment.  All payments provided for under this Agreement
          -----------------
shall be paid in cash from the general funds of the Company. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, Executive shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right, without prejudice to rights which employees may have, shall be no greater than the right of an unsecured creditor of the Company.

     12.  Notices.  All notices and other communications required or permitted
          -------
hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

     If to the Company, to:

          Orthovita, Inc.
          45 Great Valley Parkway
          Malvern, PA  19355

     If to Executive, to:

          Mr. David S. Joseph



or to such other names or addresses as the Company or Executive, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

     13.  Contents of Agreement; Amendment and Assignment.
          -----------------------------------------------

          (a) This Agreement supersedes all prior agreements and sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except as provided herein or upon written amendment approved by the Company and executed on its behalf by a duly authorized officer and by Executive.


          (b) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Executive hereunder are of a personal nature and shall not be assignable or delegatable in whole or in part by Executive. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same

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

manner and to the extent the Company would be required to perform if no such succession had taken place.

     14.  Severability.  If any provision of this Agreement or application
          ------------
thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     15.  Remedies Cumulative; No Waiver.  No remedy conferred upon a party by
          ------------------------------
this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

     16.  Beneficiaries/References.  Executive shall be entitled, to the extent
          ------------------------
permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, references in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

     17.  Miscellaneous.  All section headings used in this Agreement are for
          -------------
convenience only. This Agreement may be executed in counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     18.  Withholding.  The Company may withhold from any payments under this
          -----------
Agreement all federal, state and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. Executive shall bear all expense of, and be solely responsible for, all federal, state and local taxes due with respect to any payment received hereunder.

     19.  Governing Law.  This Agreement shall be governed by and interpreted
          -------------
under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

     ORTHOVITA, INC.



     By: [SIGNATURE ILLEGIBLE]                   /s/ David S. Joseph
        ------------------------------           -------------------
        Compensation Committee Member            David S. Joseph

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